SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2003

THE SOUTHERN BANC COMPANY, INC.

(Exact name of registrant as specified in charter)

Delaware	1-13964	63-1146351
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

221 S. 6th Street, Gadsden, Alabama		35901-4102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(256) 543-3860

ITEM 5.    OTHER EVENTS.

On December 9, 2003, The Southern Banc Company, Inc. (the “Company”) filed an application with the Securities and Exchange Commission to withdraw the Company’s common stock from listing and registration on the American Stock Exchange.

Subsequent to the granting of its application to voluntarily delist by the SEC, the Board of Directors will consider whether to terminate the Company’s filings with the SEC. Until then, the Company will continue to voluntarily submit reports under the Securities Exchange Act of 1934.

On December 16, 2003, the Company issued a press release attached as Exhibit 99.1 to this Current Report on Form 8-K announcing this event. The information contained in the press release is incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(a)     Not applicable.

(b)     Not applicable.

(c)     Exhibits.

 99.1    Press Release of the Company dated December 16, 2003 regarding voluntary filing to delist its shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SOUTHERN BANC COMPANY, INC.

DATE: December 16, 2003	By: /s/ Gates Little
Gates Little
Chairman of the Board,
President and Chief Executive
Officer